UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2023

ALTITUDE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39772	85-2533565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

400 Perimeter Center Terrace Suite 151

Atlanta, Georgia 30346

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (800) 950-2950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001, and one-half of one redeemable warrant	ALTUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001	ALTU	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ALTUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 7, 2023, Altitude Acquisition Corp. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved several proposals to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to (i) extend the date by which the Company must complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”) from April 11, 2023 monthly up to eight (8) times for an additional one month each time, up to December 11, 2023 (the “Extension Amendment”), (ii) provide for a the right of a holder of Class B common stock of the Company, par value $0.001 per share (“Class B Common Stock”), to convert its shares of Class B Common Stock into shares of Class A common stock of the Company, par value $0.001 per share (“Class A Common Stock”), on a one-to-one basis at any time and from time to time at the election of the holder (the “Founder Share Amendment”) and (iii) delete (a) the limitation that the Company shall not consummate a business combination if it would cause the Company’s net tangible assets to be less than $5,000,0001 following such redemptions and (b) the limitation that the Company shall not redeem public shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions. (the “Redemption Limitation Amendment”).

Additionally, the Company’s stockholders approved a proposal to re-elect Hilton Sturisky as a Class I director to serve for a term of three years or until his successor is duly elected or appointed and qualified (the “Director Election Proposal”).

The following is a tabulation of the votes with respect to the Extension Amendment, which was approved by the Company’s stockholders:

For	Against	Abstain
7,638,754	103,607	0

The following is a tabulation of the votes with respect to the Founder Share Amendment, which was approved by the Company’s stockholders:

For	Against	Abstain
7,688,250	53,926	185

The following is a tabulation of the votes with respect to the Redemption Limitation Amendment, which was approved by the Company’s stockholders:

For	Against	Abstain
7,693,657	48,454	250

The following is a tabulation of the votes with respect to the Director Election Proposal, which was approved by the Company’s stockholders:

For	Withhold
76,386,119	106,242

In connection with the Annual Meeting, stockholders holding an aggregate of 337,457 shares of the Company’s Class A Common Stock exercised their right to redeem their shares for approximately $10.08 per share of the funds held in the Company’s trust account, leaving approximately $13,460,673.61 in cash in the trust account after satisfaction of such redemptions.

In addition, on April 7, 2023, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Item 8.01.	Other Events.

On April 7, 2023, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended by the Charter Amendment, Altitude Acquisition Holdco LLC (“Sponsor”), the holder of an aggregate of 7,500,000 shares of Class B Common Stock, elected to convert each outstanding share of Class B Common Stock held by it on a one-for-one basis into shares of Class A Common Stock, with immediate effect. Following such conversion, as of April 7, 2023, the Company had an aggregate of 8,834,645 shares of Class A Common Stock issued and outstanding and 0 shares of Class B Common Stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Registrant’s Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTITUDE ACQUISITION CORP.

By:	/s/ Gary Teplis
Name:	Gary Teplis
Title:	Chief Executive Officer

Date: April 10, 2023